UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2018

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street, Suite 714, West Palm Beach, FL 33401 (Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 1, 2018, Salman J. Chaudhry resigned from his position as Chief Operating Officer of Ozop Surgical Corp. (the “Company”). Mr. Chaudry’s resignation from such position was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, practices, procedures or financial statements, including its controls or other financial related matters. Also on October 1, 2018, Mr. Chaudry was appointed as the Company’s Chief Commercial Officer International.

On October 1, 2018, the Company’s Board of Directors appointed Thomas J. McLeer to serve as the Company’s Chief Operating Officer.

Mr. McLeer, age 62, is a respected leader with over 25 years’ experience in spine and orthobiologics. Mr. McLeer is experienced in integrating all aspects of sales, marketing, engineering, product development and medical education for both public and private companies. Mr. McLeer served as Vice President of Sales and Marketing at LinkSpine from 2017 to February, 2018. Previously he was Senior Vice President of Commercial Operations for Alphatec Spine from 2012 to 2014. Mr. McLeer served as the Chief Marketing Officer and General Manager of Spinal Operations for Global Spine Pioneer Surgical from 2009 to 2012. Mr. McLeer served as the Vice President of Sales and Marketing for Archus Orthopedic from 2005 to 2009.

There is no family relationship between Mr. McLeer and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. McLeer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the foregoing appointment, on October 1, 2018, the Company entered into a Consulting Agreement (the “Agreement”) with Mr. McLeer, pursuant to which the Company agreed to engage Mr. McLeer as the Company’s Chief Operating Officer and Mr. McLeer agreed to provide the Company with services typically provided by a Chief Operating Officer. The term of the Agreement is for three (3) months and pursuant to the Agreement the Company agreed to negotiate an employment agreement with Mr. McLeer by December 31, 2018, with such employment agreement planned to contain standard industry terms and conditions. Pursuant to the Agreement, the Company agreed to pay Mr. McLeer $15,000 per month to be accrued monthly and to be paid upon a successful closing of a minimum of $1,000,000 in a private placement fundraising by the Company. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 3, 2018, the Company issued a press release announcing Mr. McLeer’s appointment, a copy of which is attached herewith at Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement.*

99.1	Press Release (furnished herewith).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: October 3, 2018	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer